Exhibit 10.2

ACQUISITION AGREEMENT

                        ACQUISITION AGREEMENT (the "Agreement") dated as of April 15th, 2016, by and among Amazing Energy Oil and Gas Co., a Nevada corporation whose principal office is located at 701 S. Taylor St., Suite 470, LB 113, Amarillo, Texas 79101 ("AEOG") and each person listed on Exhibit A ("SELLERS") who are owners of shares of common stock of Jilpetco, Inc., a Texas corporation ("JILP") who have executed a subscription agreement which will be appended hereto at closing whose principal office is located at 701 S. Taylor Street, Suite 470, LB 113, Amarillo, Texas 79101.

R E C I T A L S

A.                JILP is engaged in the drilling for oil and gas.

B.                 SELLERS own all of the outstanding shares of JILP set forth on Exhibit A.

C.                 AEOG is a publicly traded company engaged in the business of oil and gas exploration, development, and on a limited scale the mining of properties containing valuable mineral deposits.

D.                AEOG desires to acquire one hundred percent (100%) of the issued and outstanding shares of common stock of JILP, in consideration of AEOG paying Five Hundred Thousand Dollars ($500,000.00) to SELLERS.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I
ACQUISITION OF JILP COMMON STOCK BY AEOG

1.1              Acquisition of JILP. In the manner and subject to the terms and conditions set forth herein, AEOG shall acquire from SELLERS, one hundred percent (100%) of the issued and outstanding shares of common stock of JILP (the "JILP shares of common stock").

1.2              Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

1.3              Consideration and Due Date of Payment

(a)	In connection with the acquisition of the JILP shares of common stock, AEOG will pay the SELLERS Five Hundred Thousand Dollars ($500,000.00).

(b)	The consideration in 1.3 (a) above is due on April 15, 2016, but may be paid on or before one hundred and twenty (120) days from April 15, 2016.

1.4              Effect of Stock Purchase. As of the Closing Date, all of the following shall occur:

(a)            The Articles of Incorporation of JILP and AEOG, as in effect on the Effective Date, shall continue in effect without change or amendment.

(b)            The Bylaws of JILP and AEOG, as in effect on the Closing Date, shall continue in effect without change or amendment.

1.5              Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) AEOG shall deliver a schedule relating to AEOG which, along with the reports of AEOG filed with the Securities and Exchange Commission, shall be referred to as the "AEOG Disclosure Schedule", and (b) SELLERS and JILP shall deliver a schedule relating to SELLERS and JILP (the "JILP Disclosure Schedule" and collectively with the AEOG Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement. AEOG'S Disclosure Schedule shall include, but is not limited to, all publicly filed documents of AEOG.

1.6              Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the JILP shares of common stock and AEOG Shares.

ARTICLE II
CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

AEOG, SELLERS and JILP covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1              Access by SELLERS and JILP. AEOG shall afford to SELLERS, JILP, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of AEOG, and shall furnish SELLERS and JILP, during such period, with all information concerning AEOG that SELLERS or JILP may reasonably request and (b) the properties of AEOG in order to conduct inspections at SELLERS and JILP's expense to determine that AEOG is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that AEOG's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by SELLERS or JILP shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. SELLERS and JILP shall grant identical access to AEOG and its agents.

2.2              Conduct of Business. During the period from the date hereof to the Closing Date, the business of AEOG and JILP shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)                AEOG and JILP, respectively, shall each use their reasonable efforts to (i) keep available the services of the present agents of AEOG and JILP; (ii) complete or maintain all existing material agreements; (iii) maintain the integrity of all confidential information of AEOG and JILP; and (iv) comply in all material respects with al l applicable laws; and

                        (b)               Except as contemplated by this Agreement, AEOG and JILP shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3             Exclusivity to SELLERS and JILP. AEOG and its officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than SELLERS and JILP or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of AEOG, nor the shares of capital stock of AEOG from any person other than SELLERS and JILP, nor, except in connection with the normal operation of AEOG's respective business, or as required by law, or as authorized in writing by SELLERS, disclose any confidential information concerning AEOG to any person other than SELLERS, JILP and SELLERS and JILP's representatives or agents. SELLERS and JILP shall from the date hereof, and until the Closing Date, owe the identical obligations of confidentiality and exclusivity to AEOG concerning the Exchange as stated in this Section.

2.4              Board and Shareholder Approval. The Board of Directors of AEOG has determined that the Agreement is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Agreement. Shareholders of AEOG will not vote or approve of the transaction contemplated by this agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by AEOG, the valid and binding obligation of AEOG, enforceable in accordance with their respective terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AEOG

Except as set forth in the AEOG Disclosure Schedule (which incorporates all the reports of AEOG filed with the United States Securities and Exchange Commission) AEOG represents and warrants to SELLERS and JILP as follows:

3.1              Organization and Standing. AEOG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. AEOG has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of AEOG. The copies of the Articles of Incorporation and Bylaws of AEOG, as amended to date, which have been delivered to SELLERS and JILP, are true and complete copies of these documents as now in effect.

3.2              Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)	AEOG has filed all Tax returns. AEOG will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

(b)
AEOG is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of AEOG, no claim for assessment or collection of any Tax related to AEOG has been asserted against AEOG that has not been paid. There are no Tax liens upon the assets of AEOG. There is no valid basis, to AEOG's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to AEOG by any governmental authority.

3.3              Compliance with Laws and Regulations. AEOG has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of AEOG is conducted or to which AEOG is subject, including all requisite filings with the SEC. AEOG has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.4             Hazardous Materials. To the knowledge of AEOG, AEOG has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC§§ 1317(a), 1321 (b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC§ 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101 (14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.5             No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of AEOG, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which AEOG is a party or by which AEOG or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of AEOG under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.6              Employees. AEOG has does not have any employees that are represented by any labor union or collective bargaining unit. Nor does AEOG have any employment agreements or compensation plans which are in effect with anyone.

3.7              Financial Statements. Year-end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of AEOG for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. There are no assets of AEOG the value of which is materially overstated in said balance sheets.

3.8              Absence of Certain Changes or Events. Except as set forth in the AEOG Disclosure Schedule, since January 31, 2016 (the "Balance Sheet Dates"), there has not been:

(a)	any material adverse change in the financial condition, properties, assets, liabilities or business of AEOG;

(b)	any material damage, destruction or loss of any material properties of AEOG, whether or not covered by insurance;

(c)	any material adverse change in the manner in which the business of AEOG and has been conducted;

(d)	any material adverse change in the treatment and protection of trade secrets or other confidential information of AEOG; and

(e)
any occurrence not included in paragraphs (a) through (d) of this Section 3.8 which has resulted, or which AEOG has reason to believe, might be expected to result in, a material adverse change in the business or prospects of AEOG.

3.9              Government Licenses, Permits, Authorizations. AEOG has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of AEOG, threatened.

3.10          Employee Benefit Plans.

(a)
AEOG has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)
AEOG has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)
Except as set forth in the AEOG Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Agreement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of AEOG, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.11          Business Locations. Other than as set forth in the AEOG Disclosure Schedule, AEOG does not own or lease any real or personal property in any state or country.

3.12          Intellectual Property. AEOG owns no intellectual property of any kind. AEOG is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.13          Governmental Approvals. Except as set forth in the AEOG Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by AEOG with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with AEOG's execution, delivery and performance of this Agreement. Except as set forth in the AEOG Disclosure Schedule, no consents of any other parties are required to be received by or on the part of AEOG to enable AEOG to enter into and carry out this Agreement.

3.14          Transactions with Affiliates. Except as set forth in the AEOG Disclosure Schedule, AEOG is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from AEOG; nor are there any transactions of a continuing nature between AEOG and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of AEOG for personal benefit with or without adequate compensation. For purposes of this Agreement, the term (i)"Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (ii) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (iii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.15          No Distributions. AEOG has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.16          Liabilities. AEOG has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the AEOG Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of AEOG, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and AEOG Disclosure Schedule.

3.17          Accounts Receivable. AEOG has no accounts receivables other than as disclosed in the AEOG Disclosure Schedule.

3.18          Insurance. AEOG has no insurance policies in effect.

3.19          Principal AEOG Shareholder Representations and Warranties. THE PRINCIPAL AEOG SHAREHOLDER represents and warrants that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which he is a party and to perform his obligations under this Agreement and the other Closing Documents to which he is a party, and he has good and marketable title to all of the AEOG Shares listed in Exhibit A hereto, free and clear of all liens, claims and encumbrances of any third persons.

3.20          No Omissions or Untrue Statements. To the best of each party's knowledge no representation or warranty made by AEOG or the PRINCIPAL AEOG SHAREHOLDER to SELLERS and JILP in this Agreement, the AEOG Disclosure Schedule or in any certificate of an AEOG officer required to be delivered to SELLERS pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF JILP AND SELLERS

Except as set forth in the JILP Disclosure Schedule, SELLERS jointly and severally represent and warrant to AEOG as follows as of the date hereof and as of the Closing Date:

4.1              Organization and Standing of JILP. JILP is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of JILP. The copies of the Articles of Incorporation and Bylaws of JILP, as amended to date, and made available to AEOG, are true and complete copies of those documents as now in effect.

4.2              Authority. The Board of Directors of JILP has approved this agreement.

4.3              No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Incorporation or the Bylaws of JILP, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which JILP is a party or by which JILP or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of JILP, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4              Properties. Except as set forth in the JILP Disclosure Schedule, SELLERS have good and marketable title to all of the JILP shares of common stock, free and clear of all liens, claims and encumbrances of third persons whatsoever, and JILP has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the JILP Financial Statements (as hereinafter defined), or thereafter acquired.

4.5              Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLERS or JILP with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS OR JILP's execution, delivery and performance of this Agreement. Except as set forth in the JILP Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLERS or JILP to enable SELLERS and JILP to enter into and carry out this Agreement.

4.6              Adverse Developments. Since January 31, 2016, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of JILP, and no event has occurred other than in the ordinary and usual course of business or as set forth in the JILP Financial Statements which could be reasonably expected to have a materially adverse effect upon JILP.

4.7              Taxes. JILP has duly filed all returns required to be filed. All such returns were, when filed, and to SELLER'S knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. JILP has paid in full all taxes through the Closing Date. JILP is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of JILP, no claim for assessment or collection of any tax has been asserted against JILP that have not been paid. There are no tax liens upon the assets of JILP. There is no valid basis, to JILP's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to JILP by any governmental authority.

4.8              Litigation. Except as set forth on the JILP Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLERS or JILP before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLERS or JILP.

4.9              Compliance with Laws and Regulations. JILP has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11          Governmental Licenses, Permits and Authorizations. JILP has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12          Liabilities. JILP has no material direct or indirect Liabilities, as that term is defined in Section 3.22 ("JILP Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) JILP liabilities fully and adequately reflected or reserved against on the JILP Balance Sheet, (ii) JILP liabilities incurred in the ordinary course of the business of JILP, and (iii) JILP liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13          Contracts and Other Commitments. Schedule 4.13 of the JILP Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which JILP is a party. JILP has made or will make available to AEOG a copy of each such contract. All such contracts are valid and binding upon JILP and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To JILP'S knowledge, no stockholder of JILP has received any payment from any contracting party in connection with or as an inducement for causing JILP to enter into any such contract.

4.14          Absence of Certain Changes or Events. Except as set forth in the JILP Disclosure Schedule, since January 31, 2016 (the "Balance Sheet Date"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabilities or business of JILP;

(b)            any material damage, destruction or loss of any material properties of JILP, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of JILP and has been conducted;

(d)            any material ad verse change in the treatment and protection of trade secrets or other confidential information of JILP; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which JILP has reason to believe, might be expected to result in a material adverse change in the business or prospects of JILP.

4.15          Financial Statements. JILP will supply the financial statements required by Item 9.01(a) within 71 calendar days after the date that the initial report on Form 8-K must be filed relating to this transaction.

4.16          JILP Property. Schedule 4.16 of the JILP Disclosure Schedule sets forth a complete and correct list and summary description of all property owned by JILP.

4.17          Subsidiaries. Except as set forth in Schedule 4.18 of the JILP Disclosure Schedule, JILP owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.18          Hazardous Materials. To the knowledge of JILP, JILP has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.19          Employees. JILP has no employees that are represented by any labor union or collective bargaining unit.

4.20          Employee Benefit Plans. The JILP Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.21          Business Locations. Other than as set forth in the JILP Disclosure Schedule, JILP does not own or lease any real or personal property in any state or country (JILP rents offices in Amarillo, Texas).

4.22          Insurance. Except as set forth in Schedule 4.22 of the JILP Disclosure Schedule, JILP has no insurance policies in effect. (Insurance for directors).

4.23          No Omission or Untrue Statement. To the best of each party's knowledge, no representation or warranty made by SELLERS to AEOG in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V
CLOSING

5.1              Closing. The acquisition shall be completed on a date to be mutually agreed upon between the parties but not later than March 31, 2016 on which the last of the conditions contained in this Article V is fulfilled or waived (the "Closing Date"). At the Closing, AEOG and SELLERS shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2              AEOG's Closing Deliveries. At the Closing, in addition to documents referred elsewhere, AEOG shall cause to be delivered to SELLERS:

(a)
a certificate, dated as of the Closing Date, executed by the Treasurer or Chief Financial Officer of AEOG, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that AEOG has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed AEOG on or prior to the Closing Date;

(b)	$500,000.00 cash which may be paid up to 120 days from March 31, 2016.

(c)	Audited financial statements required by Item 9.01(b) of Form 8-K which may be delivered up to 71 days from the date of this Agreement.

(d)	Certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

(e)	The AEOG Disclosure Schedules;

(f)	such other documents as SELLERS or their counsel may reasonably require.

5.3              JILP's Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLERS shall deliver to AEOG:

(a)
a certificate of SELLERS dated as of the Closing Date that the representations and warranties of SELLERS contained in this Agreement are true and correct in all material respects and that SELLERS have complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by SELLERS on or prior to the Closing Date;

(b)	certificates representing JILP shares of common stock owned by SELLERS, duly endorsed for transfer or accompanied by a properly executed stock power;

(c)	the JILP Disclosure Schedules;

(d)	such other documents as AEOG or its counsel may reasonably require.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF AEOG

The obligation of AEOG to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1              Compliance by JILP and SELLERS. JILP and SELLERS shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or comp lied with i n all material respects by SELLERS prior to or on the Closing Date;

6.2              Accuracy of JILP and SELLERS' Representations. JILP and SELLERS'

representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3              Documents. All documents and instruments required hereunder to be delivered by JILP and SELLERS to AEOG at the Closing shall be delivered in form and substance reasonably satisfactory to AEOG and its counsel.

6.4              Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to AEOG's knowledge, be threatened.

6.5              Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to January 31, 2016, in the financial position, results of operations, assets, or liabilities of JILP, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of JILP.

6.6              Approval by Board of Directors. The Board of Directors of AEOG shall have approved this Agreement and the transactions contemplated hereby.

6.7              Satisfaction with Due Diligence. AEOG shall have been satisfied with its due diligence review of JILP, its subsidiaries and their operations.

6.8              Regulatory Compliance. AEOG shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII
CONDITIONS TO SELLERS' OBLIGATIONS

The obligation of SELLERS to consummate the Closing is subject to the following conditions, any of which may be waived by SELLERS in their discretion.

7.1              Compliance by AEOG. AEOG shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2              Accuracy of Representations of AEOG. The representations and warranties of AEOG contained in this Agreement (including the exhibits hereto and the AEOG Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3              Litigation. No litigation seeking to enjoin the transactions contemplated by this

Agreement or to obtain damages on account hereof shall be pending or to SELLERS' knowledge, be threatened.

7.4              Documents. All documents and instruments required hereunder to be delivered by AEOG at the Closing shall be delivered in form and substance reasonably satisfactory to SELLERS and their counsel.

7.5              Balance Sheet. Except as set forth in Section 7.5 of the AEOG Disclosure Schedule, AEOG shall have no the liabilities as incurred in the ordinary course of business, as reflected on AEOG's most recent balance sheet, or as otherwise approved by SELLERS.

7.6              Approval by Board of Directors. The board of directors of JILP and each JILP selling shareholder shall have executed this agreement.

7.7              Satisfaction with Due Diligence. SELLERS shall have been satisfied with their due diligence review of AEOG and satisfied themselves that AEOG continues to trade its shares on the Bulletin Board.

7.8              Regulatory Compliance. JILP shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VIII
TERMINATION

8.1              Termination Prior to Closing.

(a)	If all of the terms and conditions of this Agreement have not been satisfied by July 29, 2016, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLERS, JILP and AEOG. Further in the event of termination of this Agreement each party will return all consideration it received from the other.

(b)	Prior to Closing, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then AEOG (in the case of a condition in Article VI) or SELLERS (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either AEOG or SELLERS may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2            Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other patty incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX
ADDITIONAL COVENANTS

9.1             Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2             Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (a) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (b) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3             SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange which shall include, but not be limited to, completion of Items 2.01 thereof; and, (b) any and all other filings necessary to comply with the Exchange Act.

9.4              Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, JILP shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of AEOG:

(a)            Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)            Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)            Make any material capital expenditures;

(d)            Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)            Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)            Make any advances or loans to, or investments in any person, firm, corporation or other business entity not a part y to this Agreement;

(g)            Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)            Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

ARTICLE X
MISCELLANEOUS

10.1            Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

10.2            Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in an y certificate delivered by or on behalf of AEOG or SELLERS pursuant hereto, or in connection with the actions contemplated here by shall be deemed representations, warranties and covenants by SELLERS and AEOG as the case may be, hereunder. All representations, warranties, and covenants made by AEOG or SELLERS in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

10.3            Publicity. SELLERS and AEOG shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of AEOG prior approval by SELLERS would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

10.4            Non-Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient's consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (i i) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third patty provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings i n this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

10.5            Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for al l purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

10.6            Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

If, to SELLERS:                       Jed Miesner
JILPETCO, INC.
701 S. Taylor Street
Suite 470,LB 113
Amarillo, Texas 79101
Tel: (806) 351-2077
Fax: (806) 351-2088
Email: jedmiesner@gmail.com

Counsel for AEOG:            Conrad C. Lysiak
The Law Office of Conrad C. Lysiak, P.S.
West 601 First Avenue
Suite 903
Spokane, WA 99201
Tel.: (509) 624-1475

Fax: (509) 747-1770
Email: cclysiak@lysiaklaw.com

If, to AEOG:                                 Stephen Salgado
Amazing Energy Oil and Gas, Co.
701 S. Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
Tel: (806) 322-1922
Fax: (806) 351-2088
Email: Stephen@amazingenergy.com

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

10.7            Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Texas without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the state of Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

10.8            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

10.9            No Implied Waiver; Remedies. No failure or delay on the par1of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

10.10        Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

10.11        Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in nq way modify, interpret or construe the meanings of the parties.

10.12       Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

10.13        Attorneys Fees. In the event an y legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

10.14       Consultants. Each party represents to the others that there i s no broker or finder entitled to a fee or other compensation for bringing the pa1t·ies together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

AEOG:		Amazing Energy Oil and Gas Co.,
a Nevada Corporation

		By.	MATT COLBERT
Matt Colbert, CFO

JILP:		Jilpetco, Inc.,
a Texas Corporation

		By.	JED MIESNER
Arnold "Jed" Miesner, President

SELLERS:	LIST ALL OF THE		SIGNATURES OF SHAREHOLDERS OF
	SHAREHOLDERS OF JILP		JLLP

	Arnold "Jed" Miesner		JED MIESNER

EXHIBIT A

STOCKHOLDER(S) OF SELLERS:

Arnold "Jed" Miesner                                                      Shares Owned of Seller:                                                      1 00%

AEOG Disclosure Schedule

JILP and SELLERS' Disclosure Schedule